                                                                      EXHIBIT 2


                              ORBCOMM GLOBAL, L.P.
                          ORBCOMM GLOBAL CAPITAL CORP.

                                  $170,000,000
                           14% Senior Notes due 2004
                      With Revenue Participation Interest



                               PURCHASE AGREEMENT



                                                                  August 2, 1996


Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
RBC Dominion Securities Corporation
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

                 ORBCOMM Global, L.P., a Delaware limited partnership ("ORBCOMM" or the "Company"), and ORBCOMM Global Capital Corp., a Delaware corporation and a wholly owned subsidiary of ORBCOMM ("Capital" and, together with ORBCOMM, the "Issuers"), jointly propose to issue and sell to Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and RBC Dominion Securities Corporation (each, an "Initial Purchaser" and, together, the "Initial Purchasers"), upon the terms set forth in this agreement (together with the related pricing exhibit of even date herewith substantially in the form of Exhibit A hereto (the "Pricing Exhibit"), the "Agreement"), an aggregate of $170,000,000 principal amount of 14% Senior Notes due 2004 (the "Notes"). The Notes are to be issued pursuant to the provisions of an indenture dated as of August 7, 1996 (the "Indenture") among the Issuers, the Guarantors (as defined below) and Marine Midland Bank, as trustee (the "Trustee"). This Agreement shall be deemed to incorporate the Pricing Exhibit. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

                 The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption from the registration requirements of the Act. In
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connection with the sale of the Notes, the Issuers prepared a preliminary offering memorandum dated July 11, 1996 (the "Preliminary Offering Memorandum") and a final offering memorandum dated August 2, 1996 (the "Offering Memorandum"), each setting forth certain information concerning the Issuers, the Guarantors and the Notes. The Issuers and the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and resale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the date hereof (the "Execution Time") and are not meant to include any amendment or supplement thereto subsequent to the Execution Time.

                 The Issuers understand that the Initial Purchasers propose to make offerings of the Notes only on the terms and in the manner set forth in the Offering Memorandum and Section 4 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Act as such rule may be amended from time to time ("Rule 144A"), in transactions meeting the requirements of Rule 144A, and/or (ii) to a limited number of other institutional "accredited investors" ("Institutional Accredited Investors") as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D of the Act, in private sales exempt from registration under the Act.

                 The Initial Purchasers and other holders of the Notes (including subsequent transferees) will be entitled to the benefits of a registration rights agreement (the "Registration Rights Agreement") to be dated as of the Closing Time (as defined in Section 3(a) below) and substantially in the form of Exhibit B hereto. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein either (i) a registration statement under the Act registering the Exchange Notes (as defined in the Registration





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Rights Agreement) to be offered in exchange for the Notes and to use their best efforts to cause such registration statement to be declared effective or (ii) a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of the Notes by the holders thereof or, if applicable, relating to the resale of Private Exchange Notes (as defined in the Registration Rights Agreement) by the Initial Purchasers, and to use their best efforts to cause such shelf registration statement to be declared effective.

                 The Issuers will use a portion of the net proceeds from the sale of the Notes to purchase a portfolio of Government Securities (the "Pledged Securities") in an amount sufficient to provide for payment in full of the first four scheduled interest payments due on the Notes. The Pledged Securities will be pledged as security for the benefit of the Initial Purchasers and other holders of the Notes (including subsequent transferees) pursuant to a pledge agreement (the "Pledge Agreement") to be dated as of the Closing Time and substantially in the form of Exhibit C hereto.

                 The obligations of the Issuers in connection with the Notes will be jointly and severally guaranteed by Orbital Communications Corporation, a Delaware corporation ("OCC"), Teleglobe Mobile Partners, a Delaware partnership ("Teleglobe Mobile"), ORBCOMM USA, L.P., a Delaware limited partnership ("USA"), and ORBCOMM International Partners, L.P., a Delaware limited partnership ("International" and, together with OCC, Teleglobe Mobile and USA, the "Guarantors"). Each of the Guarantors, and such other persons as may from time to time become additional Guarantors, will guarantee (each, a "Guarantee") the obligations of the Issuers in connection with the Notes as provided in the Indenture. The Guarantees will be non-recourse to the partners and/or the shareholders of such Guarantors (including OCC, Teleglobe Mobile and Technology Resources Industries Bhd ("TRI")) and no shareholder or partner of such Guarantors will have any liability for any claim under the Note.

                 This Agreement, the Indenture, the Notes, the Exchange Notes, the Private Exchange Notes, the Registration Rights Agreement, the Pledge Agreement and each of the Guarantees are referred to herein collectively as the "Operative Documents."

                 Each of the Issuers and the Guarantors shall have joint and several liability in respect of all obligations hereunder and under each Operative Document to which each such Issuer or Guarantor is a party. Each of the Issuers and the Guarantors hereby acknowledges that its obligations under this Agreement and each Operative Document to which it is a party are independent and several and may be enforced against each Issuer or Guarantor separately, whether or not





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enforcement of any right or remedy hereunder has been sought against any other
Issuer or Guarantor, and each of the Issuers and the Guarantors hereby expressly waives, with respect to any such obligations of any other Issuer or Guarantor, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Initial Purchasers exhaust any right, power or remedy or proceed against any such Issuer or Guarantor with respect to such obligations, or against any other person under any other guarantee of, or security for, any of such obligations.

                 SECTION 1.  Representations and Warranties.
(a) Each of the Issuers, jointly and severally, represent and warrant as to all of the following, and each of the Guarantors, severally and not jointly, represent and warrant as to such representations and warranties made with respect to such Guarantor, to each Initial Purchaser as of the date hereof and as of the Closing Time that:

             (i) As of their respective dates, and at all times subsequent thereto up to and including the Closing Time, neither the Preliminary Offering Memorandum nor the Offering Memorandum nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to (A) statements or omissions made in reliance on and in conformity with information furnished in writing by the Initial Purchasers to the Issuers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto or (B) statements or omissions in the Preliminary Offering Memorandum to the extent corrected in the Offering Memorandum.

             (ii) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A) as securities of any Issuer which are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system. The Issuers have been advised that the Notes have been designated PORTAL





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    eligible securities in accordance with the rules and regulations of the
    National Association of Securities Dealers, Inc. (the "NASD").

             (iii)   None of the Issuers or any of their affiliates
    (as defined in Rule 501(b) under the Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Act) that is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Act.

             (iv) None of the Issuers or any affiliate (as defined in Rule 501(b) under the Act) of either Issuer or any person (other than an Initial Purchaser, as to which the Issuers make no representation) authorized to act on either Issuer's behalf has engaged, in connection with the offering of the Notes, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, (B) in any manner involving a public offering within the meaning of Section 4(2) of the Act, or (C) in any action that would require the registration of the offering and sale of the Notes pursuant to the Act or which would violate applicable state "blue sky" laws.

             (v) Assuming that the representations and warranties of the Initial Purchasers contained in Section 4 are true, correct and complete and assuming compliance by the Initial Purchasers with their covenants in Section 4, and assuming that the representations and warranties contained in the purchaser letters (substantially in the form of Annex A to the Offering Memorandum) completed by Institutional Accredited Investors are true and correct as of the Closing Time, and assuming compliance by such Institutional Accredited Investors with the agreements in such letters, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by, or in connection with the initial resale of such Notes by the Initial Purchasers in accordance with, this Agreement to register the Notes under the Act or to qualify any indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").





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             (vi)    The only subsidiaries of the Issuers as of the
    date hereof are those listed on Schedule 1 attached hereto (the "Subsidiaries") and, except to the extent set forth in the Offering Memorandum, (a) all of the issued and outstanding capital stock or other equity securities or partnership interests of the Issuers and each of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to applicable law or any Organizational Document (as defined below)), and (b) the capital stock or other equity securities or partnership interests of the Subsidiaries are owned by the Issuers free and clear of any security interest, mortgage, pledge, lien, consensual encumbrance, claim or equity, other than Permitted Liens (other than with respect to certain voting rights specified in the Organizational Documents of the Issuers).

             (vii) As of March 31, 1996, the Issuers had the authorized, issued and outstanding capitalization set forth in the Offering Memorandum under the caption "Capitalization." Except for interests in the Subsidiaries or as otherwise disclosed in the Offering Memorandum, neither of the Issuers owns, directly or indirectly, any shares or any other equity or long-term debt securities or has any equity interest in any firm, partnership, joint venture or other entity. No holder of any securities of either Issuer is entitled to have such securities (other than the Notes, the Exchange Notes and the Private Exchange Notes, if any) registered under any registration rights or similar agreement.

             (viii) Each of the Issuers and the Subsidiaries has been duly formed, organized or incorporated, as the case may be, and is validly existing and in good standing as a limited partnership or corporation, as the case may be, under the laws of their respective jurisdiction of formation or incorporation, as the case may be, with all requisite partnership or corporate power and authority, as the case may be, under such laws, and, except to the extent set forth in the Offering Memorandum or on Schedule 3 hereto, all legally necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, (A) to own, lease and operate their





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    respective properties and to conduct their respective businesses as now conducted and (B) to enter into, deliver, incur and perform their respective obligations under the Operative Documents, to the extent they are a party thereto, and each of the Issuers and Subsidiaries is duly qualified to do business as a foreign partnership or foreign corporation, as the case may be, and is in good standing in all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or to have obtained such authorizations, approvals, orders, licenses, certificates and permits would not have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities (contingent or otherwise), financial condition, prospects or results of operations of the Issuers and the Guarantors taken as a whole (a "Material Adverse Effect").

             (ix) The general partners of the Company are OCC and Teleglobe Mobile (collectively, the "General Partners"). Each of the General Partners has been duly formed, organized or incorporated, as the case may be, and is validly existing and in good standing as a partnership or corporation, as the case may be, under the laws of its jurisdiction of formation or incorporation, as the case may be, with all requisite partnership or corporate power and authority, as the case may be, under such laws, and, except to the extent set forth in the Offering Memorandum or on Schedule 3 hereto, all legally necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, (A) to own, lease and operate its properties and to conduct its business as now conducted and as described in the Offering Memorandum and (B) to enter into, deliver, incur and perform its obligations under the Operative Documents, to the extent it is a party thereto, and each of the General Partners is duly qualified to do business as a foreign partnership or foreign corporation, as the case may be, and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or to have obtained such authorizations, approvals, orders, licenses, certificates and permits would not have a Material Adverse Effect.





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             (x)     Each of the Notes, the Exchange Notes and the
    Private Exchange Notes have been duly authorized by the Issuers, and the Issuers have all requisite partnership or corporate power, as the case may be, and authority to execute, issue and deliver the Notes, the Exchange Notes and the Private Exchange Notes and to incur and perform their respective obligations provided for therein. The Notes, when executed, authenticated and issued in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Notes by the Trustee) and when delivered against payment of the purchase price therefor as provided in this Agreement, and the Exchange Notes and the Private Exchange Notes, if any, when executed, authenticated, issued and delivered by the Issuers in exchange for the Notes, will constitute the valid and legally binding obligations of each of the Issuers, will be entitled to the benefits of the Indenture, and will be enforceable against each of the Issuers in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar types of laws of general applicability relating to or affecting creditors' rights and remedies generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

             (xi)    Each of the Operative Documents (other than the
    Notes, the Exchange Notes and the Private Exchange Notes) have been, or as of the Closing Time will be, duly authorized, and validly executed and delivered by each of the Issuers and the Guarantors party thereto, and each of the Operative Documents constitutes or will constitute (assuming the due authorization, execution and delivery by the other parties thereto) the valid and legally binding obligations of each of the Issuers and the Guarantors party thereto, enforceable against each of them in accordance with the terms hereof or thereof, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar types of laws of general applicability relating to or affecting creditors rights and remedies generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and public policy.

             (xii)   Except as set forth in the Offering Memorandum or on
    Schedule 3 hereto, no consent, authorization, approval, license or order of, or





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    filing, registration or qualification with, any court or governmental body or agency, domestic or foreign, is legally required, including, without limitation, under the federal Communications Act of 1934, as amended (the "Communications Act"), or any order, rule, or policy of the Federal Communications Commission (the "FCC"), for the performance by the Issuers or the Guarantors of their respective obligations under the Operative Documents, to the extent each is a party thereto, or for the consummation of the transactions contemplated hereby or thereby and by the Offering Memorandum, except (i) such as may be required (A) in connection with the registration under the Act or the Securities Exchange Act of 1934, as amended of the Notes, the Exchange Notes or the Private Exchange Notes, if any, pursuant to the Registration Rights Agreement (including any filing with the NASD), (B) in connection with the qualification of the Indenture under the Trust Indenture Act pursuant to the Registration Rights Agreement, and (C) under the "blue sky" laws of any jurisdiction in connection with the offer and sale of the Notes, the Exchange Notes or the Private Exchange Notes, if any, pursuant to the Registration Rights Agreement and (ii) those which have been or as of the Closing Date shall have been obtained and are or will be in full force and effect.

             (xiii) The issuance, sale and delivery of the Notes, the Exchange Notes and the Private Exchange Notes, if any, the execution, delivery and performance by the Issuers and the Guarantors of their respective obligations under the Operative Documents, to the extent each is a party thereto, the consummation by the Issuers and the Guarantors of the transactions contemplated hereby, thereby and in the Offering Memorandum and the compliance by the Issuers and the Guarantors with the terms of each of the foregoing, to the extent each is a party thereto, (including the use of proceeds from the sale of the Notes as described in the Offering Memorandum under the caption "Use of Proceeds") do not, and, at the Closing Time, will not constitute or result in a breach or violation by either Issuer or any Guarantor of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by either Issuer or any Guarantor or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness, or result in the creation or imposition of (or the obligation to





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    create or impose) any lien, charge or encumbrance upon any property or assets of either Issuer or any Guarantor under, any contract, lease, indenture, mortgage, deed of trust, loan agreement, note, license or other agreement or document to which either Issuer or any Guarantor is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject (collectively, the "Contracts"),
    (B) the certificate of limited partnership or limited partnership agreement or the certificate of incorporation or by-laws or other organizational documents, as the case may be (each, an "Organizational Document"), of either Issuer or any Guarantor, or (C) any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over either Issuer or any Guarantor or any of their respective properties or assets, including, without limitation, any order, rule, or policy of the FCC except, in the case of clauses (A) or (C) above, for such defaults, accelerations, contraventions, conflicts or violations that would neither have a Material Adverse Effect nor reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby.

             (xiv)   The Notes, the Exchange Notes, the Registration
    Rights Agreement, the Pledge Agreement, the Guarantees and the Indenture each conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

             (xv) The financial statements and schedules of the Company and each of the other entities for which financial statements and schedules are included in the Offering Memorandum, together with the related notes thereto, comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act, present fairly the financial position, results of operations and cash flows of each of such entities, at the dates and for the periods to which they relate, and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied. The pro forma financial information included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the applicable accounting requirements of Regulation





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    S-X promulgated under the Exchange Act, have been prepared in accordance with the Commission's rules and regulations with respect to pro forma financial information, and have been properly computed on the basis described therein. In the opinion of the Company, the pro forma adjustments and assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Each of KPMG Peat Marwick LLP (the "Accountant") and Grant Thornton General Partnership Chartered Accountants, which has examined the financial statements and schedules of certain of the entities included in the Offering Memorandum for each of the periods set forth in its respective report included in the Offering Memorandum, is an independent certified public accounting firm with respect to each such entity within the meaning of the requirements of the Act and the rules and regulations thereunder.

             (xvi) Since the respective date as of which information is given in the Offering Memorandum, and other than as disclosed in the Offering Memorandum, there has been no (A) material adverse change in the business, assets, liabilities (contingent or otherwise), financial condition, prospects or results of operations of any of the Issuers or the Guarantors, taken as a whole (a "Material Adverse Change") whether or not arising in the ordinary course of business, (B) transaction entered into by the Issuers or any Guarantor that is materially adverse to the Issuers and such Guarantor, or (C) dividend or distribution of any kind declared, paid or made by either Issuer or any Subsidiary or any Guarantor with respect to any of their respective equity interests.

             (xvii) None of the Issuers or any Guarantor is (A) in violation of its respective Organizational Documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract, or (C) in violation of any law (including any Environmental Law), statute, rule or regulation or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over such Issuer or such Guarantor, as the case may be, or any of its properties or assets, including, without limitation, the





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    Communications Act and the rules, regulations and policies of the FCC, in the case of each of subclauses (A), (B) and (C) above that individually or in the aggregate would be reasonably likely to (1) have or result in a Material Adverse Effect, (2) materially impair either Issuer's or any Guarantor's ability to perform any of its obligations contemplated by the Operative Documents, or (3) materially adversely affect the consummation of the transactions contemplated by the Operative Documents and the Offering Memorandum. None of the Issuers or any Guarantor has received any notice or claim of any default (or event, condition or omission that with notice or lapse of time or both would result in a default) under any of its respective material Contracts or has actual knowledge of any breach of any of such Contracts by the other party or parties thereto that would be reasonably likely to cause a Material Adverse Effect.

             (xviii) To the best of their knowledge, the Issuers and the Guarantors own or possess adequate trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other intellectual property rights (collectively, "intellectual property") necessary to conduct the business as now or proposed to be operated by each of them except as described in the Offering Memorandum or identified on
    Schedule 3 hereto. None of the Issuers or any Guarantor has infringed or is infringing with asserted rights of others with respect to any of such intellectual property except those which would not have a Material Adverse Effect and none of the Issuers or any Guarantor has received notice of infringement of (and none knows of any such infringement) asserted rights of others with respect to any such intellectual property.

             (xix) Except as described in the Offering Memorandum or identified on Schedule 3 hereto, the Issuers and the Guarantors (or persons or entities acting for or on their behalf, including, without limitation, the United States Government and its agencies) have duly obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all applications, reports, declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations, all international organizations and bodies, all satellite systems and other non-governmental entities, and all courts and





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    other tribunals, domestic or foreign, legally necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses, other than those for which the failure to so obtain or make would not, individually or in the aggregate, have a Material Adverse Effect.

             (xx) Except as disclosed in the Offering Memorandum or as identified on Schedule 3 hereto, there is no legal action, suit, proceeding, inquiry or investigation before or by any court or governmental body or agency, domestic or foreign (including, without limitation, the FCC), now pending or, to the actual knowledge of the Issuers, threatened, against either Issuer or any Guarantor or affecting either Issuer or any Guarantor or any of their respective properties (including, without limitation, all licenses and applications with respect to the ORBCOMM System) which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or which, individually or in the aggregate, would have a material adverse effect on the ability of either Issuer or any Guarantor to perform its obligations under the Operative Documents or to consummate the transactions contemplated hereby or thereby or by the Offering Memorandum.

             (xxi) The Issuers and the Guarantors have filed all material federal, state and foreign income and franchise tax returns required to be filed as of the date hereof and have paid all taxes shown as due thereon, except to the extent such taxes are (A) currently payable without penalty or interest or (B) being contested in good faith, and there is no tax deficiency that has been asserted against either Issuer or any Guarantor.

             (xxii) Each of the Issuers and the Guarantors has good title to all real and personal property described in the Offering Memorandum as being owned by it, and good title to a leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it under valid, subsisting and enforceable leases, in each case free and clear of all liens, charges, encumbrances or restrictions and without any exceptions, except Permitted Liens and except for liens, charges, encumbrances or restrictions that would not, individually or in the aggregate, have a Material Adverse Effect.

             (xxiii) None of the Issuers or any Guarantor is now or would be as a result of the transactions contemplated by the Offering Memorandum an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

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             (xxiv)  No labor problem, dispute or disturbance with the
    employees of either Issuer or any Guarantor exists or, to the actual knowledge of the Issuers, is threatened, which, individually or in the aggregate, would have a Material Adverse Effect.

             (xxv) Each of the Issuers and the Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (xxvi)  The statements set forth under the heading
    "Description of Notes" in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of the Notes, the Indenture, the Registration Rights Agreement or the Guarantees, provide an accurate summary of such provisions and information with respect thereto.

             (xxvii) Except as described in the Offering Memorandum or as identified on Schedule 4 hereto, none of the Issuers or any Guarantor has any pension, profit sharing, deferred compensation, bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing or understandings with respect to rights to purchase securities of an Issuer or any Guarantor.

             (xxviii) Neither Issuer nor any agent acting on behalf of either Issuer has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect at the Closing Time.

             (xxix) The statistical and market-related data included in the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects or represent the Issuers' good faith estimates that are made on the basis of data derived from such sources.

             (xxx) Except as described in the Offering Memorandum or as identified on Schedule 3 hereto each of the material licenses, authorizations, permits and franchises (collectively, the "Licenses") held by the Issuers and the Guarantors are in full force and effect, with no material restrictions or qualifications thereon except as described in such License, the Offering Memorandum or as identified on Schedule 3 hereto, such Licenses constitute all of the Licenses necessary for the Issuers to conduct their respective businesses in the manner and to the full extent now operated or proposed to be operated and as described in the Offering Memorandum, and, to the best knowledge of the Issuers or the Guarantors, no event has occurred that permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any of such Licenses (assuming the timely filing and grant of renewal applications and payment of all applicable filing and regulatory fees), or which might result, individually or in the aggregate, in any other material impairment of the rights of the Issuers and the Guarantors in such Licenses.

             (xxxi)  The Issuers are in compliance with all
    environmental, safety or similar laws or regulations applicable to them or their business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants (collectively, "Environmental Laws"), except those which, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect.

             (xxxii) Since December 31, 1995, neither the Issuers nor the Guarantors, nor, to their respective knowledge, any director, officer, agent, employee, or other person associated with or acting on behalf of the Issuers or the Guarantors has used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment or violated any provision of the Prohibited Foreign Trade Practices Act.

             (xxxiii) None of the Issuers, the Guarantors or any of their respective directors, officers or controlling persons has since the date of the Preliminary Offering Memorandum (i) sold, bid for, purchased or paid to any person other than the Initial Purchasers any compensation for soliciting purchases of, the Notes, the Exchange Notes or the Private Exchange Notes, if any, or (ii) paid or agreed to pay to any person other than the Initial Purchasers any compensation for soliciting another person to purchase any other securities of the Issuers.

             (xxxiv) Except as described in the Offering Memorandum, the Issuers have not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement or the Offering Memorandum.

             (b) Any certificate signed by any officer or representative of the Issuers or Guarantors and delivered to the Initial Purchasers or to counsel for the Initial Purchasers pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Issuers and/or the Guarantors to each Initial Purchaser as to the matters covered thereby.

             SECTION 2. Purchase and Sale of the Notes. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions herein set forth, the Issuers hereby agree to sell to the Initial Purchasers, and the Initial Purchasers hereby agree to purchase from the Issuers, the principal amount of Notes set forth opposite the names of the Initial Purchasers on

Schedule 2 attached hereto. The purchase price for the Notes shall be as set forth in the Pricing Exhibit.

             SECTION 3. Delivery and Payment. (a) Delivery of and payment of the purchase price for the Notes shall be made at the offices of Paul, Hastings, Janofsky & Walker, 399 Park Avenue, New York, New York, at 10:00 a.m. New York City time on the third full business day following the date of this Agreement, or such other location, date and time as the Initial Purchasers and the Issuers shall agree (such date and time of delivery of and payment for the Notes being herein called the "Closing Time").

             (b) Delivery of the Notes in definitive form shall be made to the Initial Purchasers, against payment of the purchase price therefor in immediately available funds to an account or accounts specified in writing by the Issuers not less than two business days in advance of the Closing Time, at such location as the Initial Purchasers shall reasonably designate at least two business days in advance of the Closing Time. Certificates evidencing the Notes shall be in such form, and shall be registered in such names and in such denominations, as the Initial Purchasers shall request at least two business days in advance of the Closing Time. The Issuers shall make the Notes available for inspection by the Initial Purchasers in New York, New York, not later than 9:00 a.m. on the business day immediately preceding the Closing Time.

             SECTION 4. Resale of the Notes. The Initial Purchasers have advised the Issuers that they propose to offer the Notes for resale ("Exempt Resales") upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchasers hereby, severally and not jointly, represent and warrant to the Issuers that each of the Initial Purchasers (i) is a QIB, (ii) has not and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and (iii) will solicit offers for such Notes pursuant to Rule 144A, or resales not involving a public offering, as applicable, only from, and will offer, sell or deliver the Notes, as part of their initial offering, only to (A) persons in the United States whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, and
(B) a limited number of other institutional investors whom the Initial Purchasers reasonably believe to be Institutional Accredited Investors that are purchasing for their own accounts or for the account of an Institutional Accredited Investor, for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution of the Notes in violation of the Act; provided, however, that with respect to clause (B) such Institutional Accredited Investors shall be required to complete and deliver a purchaser letter, substantially in the form of Annex A to the Offering Memorandum, to the Initial Purchasers prior to the confirmation of any order.

             SECTION 5. Covenants of the Issuers. Each of the Issuers, jointly and severally, covenants with the Initial Purchasers as follows:

             (a) The Issuers will advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Issuers shall use their best efforts to prevent the issuance of any stop order suspending the qualification or exemption of any Notes under any state securities or "blue sky" laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or "blue sky" laws, the Issuers shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

             (b) The Issuers will furnish to the Initial Purchasers and counsel for the Initial Purchasers, without charge, such number of copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto as the Initial Purchasers and their counsel may reasonably request. The Issuers and the Guarantors hereby consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto by the Initial Purchasers in connection with Exempt Resales.

             (c) The Issuers will not at any time make any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum without the prior written consent of the Initial Purchasers (which shall not be unreasonably withheld). Subject to Section 4(d) below, upon request by the Initial Purchasers, the Issuers shall promptly prepare amendments or supplements to the Preliminary Offering Memorandum or the Offering Memorandum as may be advisable in connection with Exempt Resales.

             (d) If at any time prior to completion of the distribution of the Notes by the Initial Purchasers to purchasers who are not their affiliates (as determined by the Initial Purchasers) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum so that it does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel to the Initial Purchasers, such amendment or supplement is necessary to comply with applicable law, the Issuers will (subject to Section 5(c)), promptly prepare, at their own expense, such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance, in form and substance agreed upon by counsel to the Initial Purchasers, so that as so amended or supplemented, the statements in the Preliminary Offering Memorandum or Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law, as the case may be, and furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. The Issuers agree to notify the Initial Purchasers in writing to suspend use of the Preliminary Offering Memorandum or Offering Memorandum as promptly as practicable after the occurrence of an event specified in this Section 5(d), and the Initial Purchasers hereby agree upon receipt of such notice from the Issuers to suspend use of the Preliminary Offering Memorandum or Offering Memorandum until the Issuers have amended or supplemented it to correct such misstatement or omission or to effect such compliance.

             (e) Notwithstanding any provision of paragraph (c) or (d) to the contrary, the Issuers' obligations under paragraphs (c) and (d) and the Initial Purchasers' obligations under paragraph (d) shall terminate on the earliest to occur of (i) the effective date of a registration statement with respect to the Notes filed pursuant to the Registration Rights Agreement and (ii) the date upon which each Initial Purchaser and their respective affiliates cease to hold Notes acquired as part of their initial distribution or Private Exchange Notes, if any.

             (f) None of the Issuers or any of their affiliates (as defined in Rule 501(b) under the Act) will solicit any offer to buy or offer or sell the Notes, the Exchange Notes or the Private Exchange Notes, if any, by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Act prior to the effectiveness of a registration statement with respect to the Notes, the Exchange Notes or the Private Exchange Notes, as applicable.

             (g) None of the Issuers or any of their affiliates (as defined in Rule 501(b) under the Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which could be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Act.

             (h) Each Note and Private Exchange Note, if any, will bear the following legend until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described herein:

    "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

    THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ORBCOMM GLOBAL, L.P. AND ORBCOMM GLOBAL CAPITAL CORP. (THE "ISSUERS") OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
    (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $100,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE

    OF THIS SECURITY TO BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

             (i) The Issuers will arrange for the registration and qualification of the Notes for offering and sale under the applicable securities or "blue sky" laws of such states and other jurisdictions as the Initial Purchasers may designate in connection with the resale of the Notes as contemplated by this Agreement and the Offering Memorandum (including any Exempt Resales) and will continue such qualifications in effect for as long as may be necessary to complete such resales of the Notes; provided, however, that in no event shall either Issuer be obligated to (i) qualify as a foreign limited partnership or a foreign corporation, as the case may be, in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5(l), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Time then so subject or (iii) subject itself to taxation in any such jurisdiction where it is not so subject. The Issuers will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Issuers shall promptly advise the Initial Purchasers of the receipt by either Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of the Notes for offering or sale in any jurisdiction or the institution, threat or contemplation of any proceeding for such purpose.

             (j) The Issuers will use the proceeds received from the sale of the Notes in the manner specified in the Offering Memorandum under the caption "Use of Proceeds."

             (k) The Issuers will not voluntarily claim, and will resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes, except to the extent that the waiver of rights under usury laws may be unlawful.

             (l) The Issuers will do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part prior to the delivery of the Notes.

             SECTION 6. Payment of Expenses. Whether or not any sale of the Notes is consummated, the Issuers jointly and severally hereby agree to reimburse the Initial Purchasers promptly upon demand for all costs and expenses (other than expenses incurred in connection with the preparation, printing and distribution of the Preliminary Offering Memorandum and Offering Memorandum and any amendments or supplements thereto, and all expenses (including travel expenses) of the Initial Purchasers in connection with any meetings with prospective investors in the Notes) incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes, including, without limitation, (i) the preparation, issuance, printing and distribution of the Notes, the Exchange Notes and the Private Exchange Notes, if any, (ii) the qualification of the Notes under applicable state securities or "blue sky" laws in accordance with the provisions of Section 5(k) hereof, and any filing for review of the offering with the NASD, if required, including filing fees and the reasonable fees and disbursements of counsel to the Initial Purchasers in connection therewith and in connection with the preparation of any survey of state securities or "blue sky" laws or legal investment memoranda, (iii) fees charged by rating agencies for rating the Notes, the Exchange Notes and the Private Exchange Notes, if any, (iv) fees and expenses of the Trustee, including the fees and disbursements of counsel to the Trustee, and (v) all expenses and listing fees in connection with the application for designation of the Notes as PORTAL securities and to permit the Notes, the Exchange Notes and the Private Exchange Notes, as applicable, to be eligible for clearance through the facilities of The Depository Trust Company; provided that, except as set forth in clause (ii) above, the Issuers shall not be responsible for the fees and expenses of counsel to the Initial Purchasers.

             SECTION 7.  Conditions to the Initial Purchasers' Obligations.
The obligations of the Initial Purchasers to purchase and pay for the Notes as provided herein shall be subject to the continued accuracy, as of the date hereof and as of the Closing Time, of the representations and warranties of the Issuers and the Guarantors herein contained, to the accuracy in all material respects of the statements of the Issuers and the Guarantors and officers of the Issuers and the Guarantors made in any certificate pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder, and to the following further conditions precedent:

             (a) At the Closing Time, the Initial Purchasers shall have received in form and substance reasonably satisfactory to them: (1) the opinion of Latham & Watkins, special counsel for the Issuers, the form of which opinion is attached hereto as Exhibit D; (2) the opinion of counsel for ORBCOMM, the form of which opinion is attached hereto as Exhibit E; (3) the opinion of Halprin, Temple, Goodman & Sugrue, special regulatory counsel for the Issuers, the form of which opinion is attached hereto as Exhibit F; (4) the opinion of counsel for OCC, the form of which opinion is attached hereto as Exhibit G; (5) the opinion of Sullivan and Worcester, counsel for Teleglobe Mobile, the form of which opinion is attached hereto as Exhibit H; and (6) the opinion of Paul, Hastings, Janofsky & Walker, counsel to the Initial Purchasers, the form of which opinion is attached hereto as Exhibit I;

             (b) The following conditions shall have been satisfied at and as of the Closing Time, and each of the Issuers and the Guarantors shall have furnished to the Initial Purchasers a certificate or certificates, signed by the Chief Executive Officer or the President or the principal financial or accounting officer of such entity, dated as of the Closing Time, to the effect that such officer has carefully examined the Preliminary Offering Memorandum, the Offering Memorandum, and any amendment or supplement thereto, and this Agreement, and that:

             (i) the representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made at the Closing Time, and the Issuers and the Guarantors have performed or complied in all material respects with all the agreements and satisfied all the conditions under this Agreement required on their part to be performed or satisfied at or prior to the Closing Time;

             (ii) since the date of the most recent financial statements included in the Offering Memorandum, there has been no Material Adverse Change, and there has been no material adverse change in the capitalization of the Issuers or the Guarantors, whether or not arising in the ordinary course of business, except as disclosed in the Offering Memorandum; and

             (iii) the sale of the Notes hereunder has not been enjoined (temporarily or permanently).

             (c) At the time that this Agreement is signed and at the Closing Time, the Accountant shall have furnished to the Initial Purchasers a letter or letters addressed to the Initial Purchasers with respect to the audited financial statements and schedules of each entity or system, as the case may be, identified in such letter or letters, dated respectively as of the date of this Agreement and as of the Closing Time, in form and substance reasonably satisfactory to the Initial Purchasers, confirming that they are independent certified public accountants within the meaning of Rule 101 of the AICPA Code of Professional Conduct and its interpretations and rulings, and:

             (i) in their opinion the audited financial statements of such entities, included in the Offering Memorandum comply as to form in all material respects with GAAP;

             (ii) on the basis of their reading the minutes of meetings of the Issuers' partnership committee (and other management committees), stockholders and board of directors (and committees thereof), as the case may be, and the latest unaudited financial statements made available by such entities or systems, as the case may be, carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards), which may not necessarily reveal matters of significance with respect to the comments set forth in such letter, and inquiries of certain officials of such entities or systems, as the case may be, who have responsibility for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention that has caused them to believe that:

                              (A) the unaudited financial statements of such entities included in the Offering Memorandum do not comply as to form in all material respects with GAAP, and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum; or

                              (B) with respect to the period subsequent to December 31, 1995, that at a specified date not more than five business days prior to the date of the letter, there have been any increases in the long-term or total indebtedness or decreases in the assets of such entities other than those disclosed in the Offering Memorandum, as compared with the amounts shown on the balance sheet of such entities or systems, as the case may be, included in the Offering Memorandum; or with respect to the period subsequent to December 31, 1995, that at a specified date not more than five business days prior to the date of the letter, there have been any change in the capital structure or position or any decreases in revenues of such entities as compared with the comparable period in the prior year;

             (iii) they have read the unaudited financial information (the "Unaudited Statements") included in the Offering Memorandum, made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the adjustments thereto, and proved the arithmetic accuracy of the application of the adjustments to the historical amounts in the Unaudited Statements, and, on the basis of such procedures and such other inquiries and procedures specified in such letter, nothing came to their attention that caused them to believe that the Unaudited Statements included in the Offering Memorandum do not comply as to form with the requirements of Regulations S-K or have not been properly compiled; and

             (iv) they have performed certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of certain entities and are included in the Offering Memorandum, and have compared such amounts, percentages and financial information with such records of such entities or systems, as the case may be, and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

             (d) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Offering Memorandum, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Issuers or the Guarantors the effect of which is, in the sole judgment of the Initial

Purchasers, so material and adverse as to make it impractical or inadvisable to proceed with the purchase and the delivery of the Notes as contemplated by this Agreement and the Offering Memorandum.

             (e) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

             (f) The Issuers and the Guarantors shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received a counterpart thereof.

             (g) The Issuers shall have executed and delivered the Pledge Agreement, and the Initial Purchasers shall have received a counterpart thereof.

             (h) The Issuers, the Guarantors and the Trustee shall have entered into and delivered the Indenture, and the Initial Purchasers shall have received a counterpart thereof.

             (i) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable following the date of this Agreement, or at such later date and time as the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction referred to in
Section 5(l) in which the Initial Purchasers reasonably expect to sell at least 10% of the Notes shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

             (j) Except as may be disclosed in the Preliminary Offering Memorandum or the Offering Memorandum, no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Time, have a Material Adverse Effect on any of the Issuers or the

Guarantors; no action, suit or proceeding shall have been commenced and be pending against or affecting, or to their knowledge, threatened against, any of the Issuers or the Guarantors before any court or arbitrator or any governmental body, agency or official that, if adversely determined, might result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which might have a Material Adverse Effect on the Issuers or any Guarantor.

             (k) Since the dates as of which information is given in the Offering Memorandum, and except as disclosed in or as contemplated by the Offering Memorandum, (i) there shall not have been any Material Adverse Change, or any development that is reasonably likely to result in a Material Adverse Change, in the capital stock or the long-term debt, or material increase in the short-term debt, of either of the Issuers, (ii) no dividend or distribution of any kind shall have been declared, paid or made by either of the Issuers, and
(iii) neither the Issuers nor any of the Subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Issuers and the Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles. Since the date hereof and since the dates for which information is given in the Offering Memorandum, there shall not have occurred any Material Adverse Change in the operations and business of the Issuers or the Guarantors taken as a whole.

             (l) The Issuers shall have purchased the Pledged Securities, the Pledged Securities shall have been deposited into the Pledge Account, and the Initial Purchasers shall have received the written opinion of a firm of nationally recognized independent certified public accountants, in form and substance satisfactory to the Initial Purchasers, to the effect that the Pledged Securities, upon receipt of scheduled interest and principal payments thereon, are sufficient to provide for the payment in full of the first four scheduled interest payments due on the Notes.

             (m) The Issuers shall have established a segregated account satisfactory to the Initial Purchasers for the benefit of the holder of the MetLife Note with a recognized financial institution and shall have deposited into such segregated account an amount of funds sufficient to provide for the payment in full when due of all remaining scheduled interest and principal payments on the MetLife Note.

             (n) The Initial Purchasers shall have received a certificate or certificates, dated the Closing Time, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of each Issuer confirming, as of the Closing Time, the matters set forth in paragraphs (d),
(j), (k) and (l) of this Section 7.

             (o) On or prior to the Closing Date, the Company shall have received the Partners' Contingent Commitment and the Partners' Insurance Contingent Commitment (each as described in the Offering Memorandum).

             (p) On or prior to the Closing Date, the Initial Purchasers shall have received a letter from an insurance broker reasonably satisfactory to the Initial Purchasers with respect to the ability of the Issuers to procure certain insurance as provided in the Offering Memorandum.

             (q) On or prior to the Closing Date, each of Amendment No. 1 to the Restated ORBCOMM System Construction Agreement between OCC and the Company, the Tax Sharing Agreement between Orbital Sciences Corporation and OCC, and the Teleglobe Administrative Services Agreement between the Company and Teleglobe, Inc., each in form reasonably satisfactory to the Initial Purchasers, shall have been duly executed and delivered by the respective parties thereto and the Initial Purchasers shall have received a counterpart thereof.

             (r) On or prior to the Closing Date, the Issuers and the Guarantors shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

             If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Issuers, and such termination shall be without liability of any party to any other party except as provided in Section 6; provided, however, that notwithstanding any such termination, the provisions of Sections 8, 9 and 16 shall remain in effect. Notice of such cancellation shall be given to the Issuers in writing by hand delivery or facsimile transmission or by telephone promptly confirmed in writing.

             SECTION 8.  Indemnification.

             (a) Indemnification of Initial Purchasers. The Issuers agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, their respective affiliates, and each other person, if any, who controls the Initial Purchasers or their respective affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and their respective directors, officers, employees and agents, as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

             (ii) against any and all expenses whatsoever (including the reasonable fees and disbursements of counsel chosen by the Initial Purchasers), as incurred, incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, whether commenced or threatened, and any amounts paid in settlement thereof, or any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) above;

provided, however, that with respect to any Initial Purchaser, (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising solely out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Issuers by such Initial Purchaser in writing expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, and (B) with respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Offering Memorandum or the Offering Memorandum, this Agreement shall not inure to the benefit of any indemnified party to the extent that such loss, liability, claim, damage or expense of the indemnified party results from the fact that the Initial Purchasers sold Notes to a person to whom there was not sent or given by the Initial Purchasers or on the Initial Purchasers' behalf at or prior to the written confirmation or sale of the Notes to such person, a copy of the Offering Memorandum, if required by law to have been delivered, and if the Offering Memorandum would have cured the defect giving rise to such loss, liability, claim, damage or expense.

             (b) Indemnification of Issuers, Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective directors, officers, employees and agents, and each person, if any, who controls either Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all loss, liability, claim, damage and expense whatsoever described in
Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto.

             (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party (but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement). In the case of parties indemnified pursuant to Section 8(a), counsel to the indemnified parties shall be selected by Bear, Stearns & Co. Inc., and, in the case of parties indemnified pursuant to Section 8(b), counsel to the indemnified parties shall be selected by ORBCOMM Global, L.P. An indemnifying party may participate, at its own expense, in the defense of any such action. If an indemnifying party so elects within a reasonable time after receipt of such notice, such indemnifying party may assume the defense of such action with counsel chosen by it and reasonably satisfactory to the indemnified party or parties defendant in such action; provided, however, that if any such indemnified party reasonably determines, upon written advice of counsel, that there may be legal defenses available to such indemnified party that are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party shall not be entitled to assume such defense. If an indemnifying party is not so entitled to assume the defense of such action, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnifying party and counsel for each indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this Section 8(c), such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel for all indemnified parties in connection with any one action, or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof, unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

             (d) Waiver of Subrogation; Contribution. Notwithstanding any payment or payments made by either Issuer or Guarantor hereunder, (i) each Issuer and Guarantor hereby expressly waives subrogation to, and agrees that it shall not be entitled to be subrogated to, any of the rights of any indemnified party against any other Issuer or Guarantor or any right of offset held by any indemnified party for the payment of any amounts owed to any indemnified party pursuant to this Section 8, and (ii) each Issuer and Guarantor hereby expressly waives any right to contribution from any other Issuer or Guarantor; provided, however, that if any of the foregoing provisions of this paragraph are held to be contrary to applicable law or unenforceable by a court of competent jurisdiction, each Issuer and Guarantor hereby expressly agrees that any right of subrogation or contribution that such Issuer or Guarantor may have as a result of such applicable law or unenforceability, as the case may be, shall be subordinate in right of payment to the payment in full in cash of all amounts owed to any indemnified party pursuant to this Section 8.

             SECTION 9.  Contribution.  If the indemnification provided for in
Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Notes pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

             The relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuers and the total underwriting discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes.

             The relative fault of the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors or by the Initial Purchasers, and the respective parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.

             Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

             No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             For purposes of this Section 9, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director or officer of either of the Issuers and each person, if any, who controls either of the Issuers within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Issuer. The Initial Purchasers' respective obligations to contribute pursuant to this Section 9 are several in proportion to the principal amount of Notes set forth opposite their respective names on
Schedule 2 hereto and not joint.

             SECTION 10. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and under the heading "Plan of Distribution" in the Preliminary Offering Memorandum or the Offering Memorandum, to the extent such statements relate to the Initial Purchasers, constitute the only information furnished to the Issuers by the Initial Purchasers or by counsel to the Initial Purchasers in writing expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

             SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, indemnities, agreements and other statements of the Issuers and the Guarantors and their respective officers and of the Initial Purchasers contained in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or any controlling person, or by or on behalf of the Issuers or the Guarantors, and shall survive delivery of and payment for the Notes hereunder.

             SECTION 12. Termination of Agreement. (a) The Initial Purchasers may terminate this Agreement, by notice to the Issuers, at any time on or prior to the Closing Time if (i) the Issuers or the Guarantors shall have failed, refused or been unable to perform in any material respect their respective obligations hereunder, (ii) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Change with respect to the Issuers, the Guarantors or the ORBCOMM System, whether or not arising in the ordinary course of business, or (iii) since the date of this Agreement (A) trading generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities generally have been required, by any such exchange or by order of the Commission, the NASD or any other authority having applicable jurisdiction,
(B) a general banking moratorium has been declared by either Federal or state authorities, or (C) there has occurred any outbreak of hostilities or escalation of existing hostilities, or other national or international calamity or crisis, or any other material adverse change in general economic, political or financial conditions, the effect of which on the financial securities markets of the United States is such as to make it, in the judgment of any Initial Purchaser, impracticable to market the Notes or to enforce contracts for the sale of the Notes. As used in this Section 12(a), the term "Offering Memorandum" means the Offering Memorandum in the form first used to confirm sales of the Notes.

             (b) If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 6. Notwithstanding any such termination, the provisions of Sections 8, 9 and 16 shall remain in full force and effect.

             SECTION 13. Default By An Initial Purchaser. If one of the Initial Purchasers shall fail at the Closing Time to purchase the Notes that it is obligated to purchase under the terms of this Agreement, the other Initial Purchasers shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of such Notes upon the terms herein set forth; if, however, the other Initial Purchaser(s) shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any nondefaulting Initial Purchaser. No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default. In the event of any such default that does not result in a termination of this Agreement, either a nondefaulting Initial Purchaser or an Issuer shall have the right to postpone the Closing Time for a period not exceeding seven days to effect any required changes in the Offering Memorandum or in any other documents or arrangement.

             SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication; provided, however, that any notice of termination pursuant to Section 12 shall be given by telephone (promptly confirmed in writing) or telecopy. Notices to the Initial Purchasers shall be directed to the Initial Purchasers, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention:
Joseph Sheehan, Facsimile No.: (212) 272-4918; and notices to the Issuers and the Guarantors shall be directed to the Issuers or the Guarantors, c/o ORBCOMM Global, L.P., 21700 Atlantic Boulevard, Dulles, Virginia 20166, Attention: Vice President and General Counsel, Facsimile No.: (703) 404-8012.

             SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Issuers and their respective successors and legal representatives. Nothing contained in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and their respective affiliates and the Issuers and their respective successors and legal representatives, and the controlling persons and officers, directors, employees and agents referred to in Sections 8 and 9 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under, by virtue of or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, their respective affiliates and the Issuers and their respective successors and legal representatives, and said controlling persons and officers, directors, employees and agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

         SECTION 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         SECTION 18. Limitation on Liability. No partner or shareholder of OCC or Teleglobe Mobile shall have any liability with respect to this Agreement or any of the obligations of the parties hereunder.

             If the foregoing correctly sets forth the understanding among each of the parties hereto, please sign a counterpart hereof, whereupon this instrument, along with all such counterparts, will become a binding agreement between the Initial Purchasers, the Issuers and the Guarantors in accordance with its terms.

                                      Very truly yours,

                                      ORBCOMM GLOBAL, L.P.


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                      ORBCOMM GLOBAL CAPITAL CORP.

                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                      GUARANTORS:
                                      ----------

                                      Accepted and agreed as of
                                      the date first above written:

                                      ORBITAL COMMUNICATIONS CORPORATION


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                      TELEGLOBE MOBILE PARTNERS

                                      By Teleglobe Mobile Investment Inc.,
                                      its managing partner


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                      ORBCOMM USA, L.P.


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:

                                      ORBCOMM INTERNATIONAL PARTNERS, L.P.


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                      INITIAL PURCHASERS:
                                      ------------------

                                      Accepted as of the
                                      date first above written:

                                      BEAR, STEARNS & CO. INC.


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                      J.P. MORGAN SECURITIES INC.


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                      RBC DOMINION SECURITIES CORPORATION


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:

                                                                      Schedule 1



                      Subsidiaries of ORBCOMM Global, L.P.



1.  ORBCOMM USA, L.P.

2.  ORBCOMM International Partners, L.P.

3.  ORBCOMM Global Capital Corp.




                  Subsidiaries of ORBCOMM Global Capital Corp.

    None

                                                                      Schedule 2



                                                              Principal Amount
Initial Purchaser                                                  of Notes
- -----------------                                             ----------------
Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . .   $127,500,000

J.P. Morgan Securities Inc.   . . . . . . . . . . . . . . . .   $ 34,000,000

RBC Dominion Securities Corporation   . . . . . . . . . . . .   $  8,500,000
                                                                ------------

TOTAL   . . . . . . . . . . . . . . . . . . . . . . . . . . .   $170,000,000
                                                                ============

                                  SCHEDULE 3


                                   LICENSES



1. Consistent with the requirements of the International Telecommunications Union, the U.S. Government, on behalf of OCC, is coordinating use of the ORBCOMM System on an international basis. The coordination efforts with respect to the government of France and the government of Russia have not been completed.

2. OCC has submitted to the Commission a request (File No. 5-SAT-ML-96) to modify its licensed downlink frequencies in the 137-138 MHz band to support an increase in the subscriber downlink data rate (to 9.6 kbps) and to make it easier to coordinate use of the ORBCOMM System with other satellite systems. That request has been opposed by several of the applicants whose applications are being considered in the second NVNG MSS processing round and is also being reviewed by NOAA.

3. OCC had submitted to the Commission a request (File No. 28-SAT-MP/ML-95) to modify its satellite system license to operate its gateway uplink to the Transit Band (149.9-150.05 MHz) and to add downlink frequencies in the 137-138 MHz band to support an additional 12 satellites in the ORBCOMM System. That request has been opposed by all but one of the applicants whose applications are being considered in the second NVNG MSS processing round.

4. Local regulatory approvals to import, construct and operate local ORBCOMM gateways and provide services using the ORBCOMM System in countries outside the United States will need to be obtained prior to their export.. Responsibility for obtaining such approvals will reside with the various International Licenses, rather than with the Company itself.

5. Regulatory licenses to provide services in the United States for more than 200,000 subscriber communicators will need to be obtained.

6. Department of Transportation licenses to launch ORBCOMM System satellites, which licenses are the responsibility of Orbital Sciences Corporation and are procured prior to launch, will need to be obtained.

7. Export authorization to export ORBCOMM gateways and certain associated software will need to be obtained prior to export outside the United States.

8. To the extent replacement or "second generation" satellites are not similar in design and functionality to the satellite design authorized by the FCC License, additional FCC modifications or approvals may be required.

                                  SCHEDULE 4

              STOCK OPTION AND OTHER BONUS OR COMPENSATION PLANS


1. Orbital Sciences Corporation Stock Option Plan (which is applicable to OCC, ORBCOMM, ORBCOMM USA and ORBCOMM International)

2.    Orbital Sciences Corporation 401(k) Plan (which is applicable to OCC)

3. Orbital Sciences Corporation Deferred Compensation Plan (which may be applicable to OCC and its affiliates)

4. Orbital Communications Corporation 1992 Stock Option Plan and associated stock option agreements

5.    ORBCOMM, ORBCOMM USA and ORBCOMM International 401(k) Plan

                                                                       EXHIBIT A



                              ORBCOMM GLOBAL, L.P.
                          ORBCOMM GLOBAL CAPITAL CORP.

                                  $170,000,000
                           14% Senior Notes due 2004
                      With Revenue Participation Interest



                                PRICING EXHIBIT


                                                                  August 2, 1996


                 This is the Pricing Exhibit referred to in the Purchase Agreement; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                 1. The initial offering price of the Notes, determined as provided in said Section 2, shall be 100.0% of the principal amount thereof, plus accrued interest, if any, from August 7, 1996.

                 2. The purchase price of the Notes to be paid by the Initial Purchasers shall be 96.75% of the principal amount thereof, plus accrued interest, if any, from August 7, 1996.

                 3. The fixed interest rate to be borne by the Notes shall be 14%.

                 4. Revenue Participation Interest (as defined in the Indenture) shall be payable with respect to the Notes as further described in the Indenture.

                 5.       The Notes will mature on August 15, 2004.

                 6. The Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after August 15, 2001 at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning August 15 of the years indicated below:

                                                                    Redemption
                           Year                                        Price
      ----------------------------------------------            ---------------
      2001  . . . . . . . . . . . . . . . . . . . .                   115.000%

      2002  . . . . . . . . . . . . . . . . . . . .                   107.500%

      2003 and thereafter   . . . . . . . . . . . .                   100.000%

                 7. The price at which the Issuers shall redeem Notes upon a Change of Control (as defined in the Indenture) is 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (if any) to the date of purchase, and the price at which the Issuers shall redeem Notes with Net Proceeds of Asset Sales (as defined in the Indenture) is 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (if any) to the date of purchase.

                 8. The interest payment dates shall be August 15 and February 15, commencing February 15, 1997.